                                                                  EXHIBIT 10.6.1













                             LOAN FACILITY AGREEMENT




                         ANSELL HEALTHCARE INCORPORATED
                                    (ANSELL)




                                       AND




                          PACIFIC DUNLOP HOLDINGS INC.
                                      (PDH)

TABLE OF CONTENTS

Clause                                                                              Page

1.       DEFINITIONS AND INTERPRETATION                                                1

         1.1.     Definitions                                                          1
         1.2.     Interpretation                                                       5
         1.3.     Business Day                                                         6

2.       LOAN                                                                          6

         2.1.     Amount                                                               6
         2.2.     Drawing                                                              6
         2.3.     Currency                                                             7
         2.4.     Loan Agreement                                                       7
         2.5.     External Finance                                                     7

3.       CONDITIONS PRECEDENT                                                          7

         3.1.     Documents to be provided                                             7

4.       INTEREST                                                                      7

         4.1.     Interest                                                             7
         4.2.     Margin                                                               7
         4.3.     Funds deposited with Lender                                          8

5.       PAYMENT, REPAYMENT AND PREPAYMENT                                             8

         5.1.     Time and method of payment                                           8
         5.2.     Payments in gross                                                    8
         5.3.     Prepayment                                                           8

6.       REPRESENTATIONS AND WARRANTIES                                                9

         6.1.     Representations and warranties                                       9
         6.2.     Survival of representations and warranties                           9

7.       UNDERTAKINGS                                                                  9

         7.1.     Term of undertakings                                                 9
         7.2.     General undertakings                                                 9
         7.3.     Negative pledge and disposal of assets                              10
         7.4.     Financial Indebtedness                                              10
         7.5.     Application of surplus cash                                         10

8.       EVENTS OF DEFAULT                                                            11

         8.1.     Events of Default                                                   11
         8.2.     Consequences of default                                             13

Clause                                                                              Page
9.       COSTS AND EXPENSES                                                           13

         9.1.     Costs and expenses                                                  13
         9.2.     Establishment Fee                                                   14
         9.3.     Tax                                                                 14
         9.4.     Additional payments                                                 14

10.      GUARANTEE                                                                    15

         10.1.    Guarantee                                                           15
         10.2.    Payment                                                             15
         10.3.    Amount of Secured Moneys                                            15
         10.4.    Proof by PDH                                                        15
         10.5.    Avoidance of payments                                               15
         10.6.    Indemnity for avoidance of Outstanding Moneys                       17
         10.7.    No obligation to marshal                                            17
         10.8.    Non-exercise of Ansell's rights                                     17
         10.9.    Principal and independent obligation                                17
         10.10.   Suspense account                                                    17
         10.11.   Unconditional nature of obligations                                 18
         10.12.   No competition                                                      19
         10.13.   Continuing guarantee                                                20
         10.14.   Variation                                                           20

11.      INTEREST ON OVERDUE AMOUNTS                                                  21

         11.1.    Payment of interest                                                 21
         11.2.    Accrual of interest                                                 21
         11.3.    Rate of interest                                                    21
         11.4.    Payment of Interest                                                 21

12.      ASSIGNMENT                                                                   21

         12.1.    Assignment by Ansell                                                21
         12.2.    Assignment by PDH                                                   21

13.      GENERAL                                                                      21

         13.1.    Notices                                                             21
         13.2.    Governing law and jurisdiction                                      22
         13.3.    Prohibition and enforceability                                      23
         13.4.    Waivers                                                             23
         13.5.    Variation                                                           23
         13.6.    Cumulative rights                                                   23
         13.7.    Certificates of PDH                                                 23
         13.8.    Counterparts                                                        24


SCHEDULE 1 - CONDITIONS PRECEDENT




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THIS LOAN FACILITY AGREEMENT

                  is made on                 2000 between the following parties:

                  1. ANSELL HEALTHCARE INCORPORATED, a Delaware corporation (ANSELL)

                  2.      PACIFIC DUNLOP HOLDINGS INC., a Delaware corporation
                          (PDH)

RECITALS

                  Ansell has requested PDH and PDH has agreed to lend or procure to be lent to Ansell and certain of Ansell Subsidiaries up to $200,000,000 (or its equivalent in Optional Currencies) on the terms and conditions contained in this agreement.

THE PARTIES AGREE

1.       DEFINITIONS AND INTERPRETATION

         1.1.     DEFINITIONS

                  ANSELL SUBSIDIARY means a Subsidiary of Ansell;

                  AUTHORISATION includes:

                  (a) any consent, registration, filing, agreement, notarisation, certificate, licence, approval, permit, authority or exemption from by or with a Governmental Agency; or

                  (b) any consent or authorisation regarded as given by a Governmental Agency due to the expiration of the period specified by a statute within which the Governmental Agency should have acted if it wished to proscribe or limit anything already filed, lodged, registered or notified under that statute;

                  BORROWER means, in respect of a Loan, Ansell or such other person being an Ansell Subsidiary nominated by Ansell and approved by PDH as the Borrower for the purpose of that Loan;

                  BUSINESS DAY means:

                  (a) for the purposes of clause 13.1, a day on which banks are open for business in the city where the notice or other communication is received excluding a Saturday, Sunday or public holiday; and

                  (b) for all other purposes, a day on which banks are open for business in New York excluding a Saturday, Sunday or public holiday;

                  DEPOSIT INTEREST RATE means on any day:

                  (c)      in respect of a deposit in Dollars, the Federal Funds
                           Rate;

                  (d) in respect of a deposit in an Optional Currency, the Equivalent Deposit Rate for that Optional Currency;

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                  EQUIVALENT DEPOSIT RATE means, in respect of an Interest
                  Period and an Optional Currency, the interest rate determined by PDH in good faith to be the equivalent or nearest possible equivalent to the Federal Funds Rate for that Optional Currency;

                  EQUIVALENT INTEREST RATE means, in respect of an Optional Currency in respect of which LIBOR is inapplicable, the interest rate determined by PDH in good faith to be the equivalent or the nearest possible equivalent to LIBOR for that currency;

                  DOLLARS, US$ and $ means the lawful currency of the United States of America;

                  ENCUMBRANCE means any Security Interest, easement given by way of security, restrictive covenant given by way of security, garnishee order, writ of execution, assignment of income or monetary claim, and any agreement to create any of them or allow them to exist;

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended.

                  ERISA AFFILIATE means any trade or business (whether or not incorporated) which, together with Ansell or any Borrower, as the case may be, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  ERISA EVENT means (a) any "reportable event", as defined in
                  Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to
                  Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or Multiemployer Plan; (f) the receipt by Ansell, any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by Ansell, any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Ansell or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Ansell or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in a Material Adverse Effect;

                  EVENT OF DEFAULT means any event specified in clause 8.1;

                  FEDERAL FUNDS RATE means, in relation to any day, the rate per annum (rounded upward, if necessary, to the nearest whole multiple of one one-hundredth of one per cent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the United States Federal Reserve System arranged by Federal funds brokers, as published for that day (or, if that day is not a

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                  New York Business Day, for the immediately preceding New York
                  Business Day) by the Federal Reserve Bank of New York, or if a rate is not so published for any day which is a New York Business Day, the average of the quotations for that day on such transactions received by PDH from three Federal funds brokers of recognised standing selected by PDH. For the purposes of this definition "New York Business Day" means a day on which such Federal funds transactions are carried on in New York City.

                  FINANCIAL INDEBTEDNESS means any debt or other monetary liability in respect of moneys borrowed or raised or any financial accommodation whatever including, but not limited to, under or in respect of any:

                  (a) bill of exchange, bond, debenture, note or similar instrument;

                  (b)      acceptance, indorsement or discounting arrangement;

                  (c)      guarantee;

                  (d)      finance lease;

                  (e) deferred purchase price (for more than 90 days) of any asset or service;

                  (f) obligation to deliver goods or provide services paid for in advance by any financier or in relation to any other financing transaction;

                  (g) amount of capital and premium payable on or in connection with the redemption of any preference shares or any amount of purchase price payable for or in connection with the acquisition of redeemable preference shares; or

                  (h) foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement, commodity derivative transaction or other similar agreement or arrangement designed to alter or modify risks arising from fluctuations in currency values, interest rates or commodity prices, and irrespective of whether the debt or liability:

                  (i)      is present or future;

                  (j)      is actual, prospective, contingent or otherwise;

                  (k)      is at any time ascertained or unascertained;

                  (l) is owed or incurred alone or severally or jointly or both with any other person; or

                  (m)      comprises any combination of the above;

                  GOVERNMENTAL AGENCY means any government or any governmental, quasi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity;

                  INTEREST RATE means in respect of each calendar month:

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                  (a)      in respect of a Loan denominated in Dollars, the
                           aggregate of LIBOR on the first Business Day of that month and the Margin;

                  (b) in respect of a Loan denominated in an Optional Currency, the aggregate of the Equivalent Interest Rate on the first Business Day of that month for that Optional Currency and the Margin.

                  LENDER means, in relation to a Loan, PDH or such other person being an affiliate of PDH nominated by PDH as the Lender for the purpose of that Loan;

                  LIBOR means, on any date, the rate per annum determined by PDH to be equal to the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of one thirty-second of one per cent) of:

                  (a) the offered quotations for deposits in the currency in which the Loan is or is to be denominated for a term of 30 days for an amount closest to the amount of the Loan which appear on the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page or service as may replace the LIBO page or the Reuter Monitor Money Rates Service for the purpose of displaying London Interbank Offered Rates of leading banks) as at 11.00 a.m. on such day for delivery on the second London Business Day after such day; or

                  (b) if, fewer than two such quotations appear on such display or if no such display rate is then available, the rate determined by PDH in good faith.

                  For the purposes of this definition London Business Day means a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business in London;

                  LIMIT means $200,000,000;

                  LOAN means each amount lent by a Lender to a Borrower pursuant to a Loan Agreement;

                  LOAN AGREEMENT means each agreement between a Lender and a Borrower in respect of a Loan, substantially in the form attached hereto as Exhibit A;

                  MARGIN means, subject to clause 4.2, 0.95 per centum per annum;

                  MATERIAL ADVERSE EFFECT means a material adverse effect on:

                  (a) the ability of Ansell to perform its obligations under this agreement;

                  (b) the ability of a Borrower to perform its obligations under a Loan Agreement;

                  (c) the rights and entitlements of PDH under this agreement; or

                  (d) the rights and entitlements of a Lender under a Loan Agreement;

                  MULTIEMPLOYER PLAN means a "multiemployer plan" as defined in
                  Section 4001(a)(3) of ERISA to which Ansell or any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions;

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                  OPTIONAL CURRENCY means any currency which is for the time being freely transferable and convertible into dollars and deposits of which are readily available and freely dealt in;

                  OUTSTANDING MONEYS means all debts and monetary liabilities of a Borrower to a Lender under or in relation to a Loan Agreement;

                  PBGC means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA;

                  PLAN means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which Ansell or any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  POTENTIAL EVENT OF DEFAULT means an event which, with the giving of notice, lapse of time or fulfillment of any condition, would be likely to become an Event of Default;

                  POWER means any right, power, authority, discretion or remedy conferred on PDH or any leave by this agreement or Loan Agreement or any applicable law;

                  PRIME RATE means, on any date, the rate posted as such by J.
                  P. Morgan on the Reuters Monitor System on that date and, if no such rate is posted, the rate determined by PDH in good faith;

                  RELEVANT CURRENCY means the currency in which any payment is required under a Loan Agreement to be made;

                  REPAYMENT DATE means the date which is 3 years from the date of this agreement or such later date agreed by PDH and Ansell;

                  SECURITY INTEREST means any security for the payment of money or performance of obligations including a mortgage, charge, lien, pledge, trust or power;

                  SUBSIDIARY of an entity means another entity which is a subsidiary of or otherwise controlled by the first within the meaning of any approved accounting standard;

                  TAXES means taxes, levies, imposts and duties imposed by any authority (including stamp and transaction duties) together with any related interest, penalties, fines and expenses in connection with them, except if imposed on the overall net income of PDH or a Lender; and

                  WITHDRAWAL LIABILITY means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         1.2.     INTERPRETATION

                  In this agreement, headings and boldings are for convenience only and do not affect the interpretation of this agreement and, unless the context otherwise requires:

                  (a) words importing the singular include the plural and vice versa;

                  (b)      words importing a gender include any gender;

                  (c) other parts of speech and grammatical forms of a word or phrase defined in this agreement have a corresponding meaning;

                  (d) an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and any Governmental Agency;

                  (e) a reference to any thing (including, but not limited to, any right) includes a part of that thing but nothing in this clause 1.2(e) implies that performance of part of an obligation constitutes performance of the obligation;

                  (f) a reference to a part, clause, party, annexure, exhibit or schedule is a reference to a part and clause of, and a party, annexure, exhibit and schedule to, this agreement and a reference to this agreement includes any annexure, exhibit and schedule;

                  (g) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

                  (h) a reference to a party to any document includes that party's successors and permitted assigns;

                  (i) no provision of this agreement will be construed adversely to a party solely on the ground that the party was responsible for the preparation of this agreement or that provision;

                  (j) a reference to liquidation includes official management, appointment of an administrator, compromise, arrangement, merger, amalgamation, reconstruction, winding-up, dissolution, assignment for the benefit of creditors, scheme, composition or arrangement with creditors, insolvency, bankruptcy, or any similar procedure or, where applicable, changes in the constitution of any partnership or person, or death.

         1.3.     BUSINESS DAY

                  Where the day on or by which any thing is to be done is not a Business Day, that thing must be done on or by the preceding Business Day.

2.       LOAN

         2.1.     AMOUNT

                  PDH agrees to lend moneys or to procure moneys to be lent to Ansell or to Ansell Subsidiaries nominated by Ansell and approved by PDH on the terms and conditions contained in this agreement provided that the aggregate outstanding principal amount of all Loans must not exceed the Limit.

         2.2.     DRAWING

                  The amount of each Loan must be agreed between the relevant Lender and Borrower.

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         2.3.     CURRENCY

                  Loans will be made in Dollars or in any Optional Currency requested by the relevant Borrower approved by PDH.

         2.4.     LOAN AGREEMENT

                  Prior to any Loan being made, a Loan Agreement must be entered into between the relevant Lender and relevant Borrower.

         2.5.     EXTERNAL FINANCE

                  Nothing in this agreement requires Ansell or any Ansell Subsidiary to borrow moneys from PDH or any Subsidiary of PDH. Subject to clause 7.4, any Loan may be refinanced from moneys borrowed from any bank or other financial institution.

3.       CONDITIONS PRECEDENT

         3.1.     DOCUMENTS TO BE PROVIDED

                  PDH is not obliged to provide or procure any Loan until each of the conditions precedent set out in schedule 1 has been satisfied.

4.       INTEREST

         4.1.     INTEREST

                  Interest on the Outstanding Moneys in respect of each Loan:

                  (a) accrues daily from and including the day on which each part of the Outstanding Moneys becomes owing up to the day immediately preceding the day on which that part is paid;

                  (b) is calculated monthly by reference to the applicable Interest Rate on the first Business Day of the relevant month;

                  (c) is payable in arrears on the first Business Day of the month immediately following the month in which it accrues;

                  (d) is calculated on actual days elapsed and a year of 360 days.

         4.2.     MARGIN

                  (a) PDH has the right to review and alter the Margin in accordance with this clause.

                  (b) If following a review of the Margin, PDH decides that it is appropriate that the Margin be altered, it may give Ansell notice to that effect, which notice must:

                           (1)      be in writing;

                           (2)      specify the proposed new Margin;

                           (3) specify the date on which the new Margin is to take effect;

                           (4) be given not less than 30 days before the new Margin is to take effect;

                           (5) not be given within the period of 11 months following the date of this agreement or within the period of 11 months following any previous notice given under this clause.

         4.3.     FUNDS DEPOSITED WITH LENDER

                  Ansell or any Ansell Subsidiary may deposit moneys with PDH or with any Subsidiary of PDH nominated by PDH. Interest at the applicable Deposit Interest Rate:

                  (a) accrues daily from and including the day on which the deposit is made;

                  (b) is payable monthly in arrears on the 2nd Business Day of each month; and

                  (c) is calculated on actual days elapsed and a year of 360 days.

5.       PAYMENT, REPAYMENT AND PREPAYMENT

         5.1.     TIME AND METHOD OF PAYMENT

                  Outstanding Moneys in respect of each Loan must be repaid to the relevant Lender:

                  (a)      in immediately available funds;

                  (b)      in the Relevant Currency;

                  (c) on the Repayment Date or on such later date agreed by the relevant Lender and Borrower; and

                  (d) to the account specified by the relevant Lender to the relevant Borrower,

                  or in such other manner as the relevant Lender directs.

         5.2.     PAYMENTS IN GROSS

                  All payments in respect of a Loan must be made without:

                  (a)      any set-off, counterclaim or condition; and

                  (b) any deduction or withholding for any Tax or any other reason, unless the relevant Borrower is required to make a deduction or withholding by applicable law.

         5.3.     PREPAYMENT

                  (a) A Borrower may prepay all or any part of a Loan together with all unpaid accrued interest in respect of the amount prepaid on any day to the relevant Lender in accordance with clause 5.1 (other than clause 5.1(c)).

                  (b)      Amounts prepaid can be redrawn.

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6.       REPRESENTATIONS AND WARRANTIES

         6.1.     REPRESENTATIONS AND WARRANTIES

                  Ansell represents and warrants that:

                  (a) INCORPORATION AND EXISTENCE: it has been duly incorporated in accordance with the laws of its place of incorporation, is validly existing and is in good standing under those laws;

                  (b) POWER: it has power to enter into this agreement and observe its obligations under this agreement;

                  (c) AUTHORISATIONS: it has in full force and effect the authorisations necessary for it to enter into this agreement, to observe its obligations and exercise its rights under this agreement and to allow them to be enforced;

                  (d) VALIDITY OF OBLIGATIONS: its obligations under this agreement are valid and binding and are enforceable against it in accordance with their terms subject only to laws relating to insolvency and creditors' rights generally and the discretionary nature of equitable remedies;

                  (e) NO CONTRAVENTION OR EXCEEDING POWER: this agreement and the transactions under it which involve it do not contravene its constituent documents or any law or obligation by which it is bound or to which any of its assets are subject or cause a limitation on its powers or the powers of its directors to be exceeded;

                  (f) RANKING OF OBLIGATIONS: its obligations under this agreement rank at least equally with all its senior unsecured indebtedness except liabilities mandatorily preferred by laws of general application.

         6.2.     SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  The representations and warranties in, or given under, this agreement including, but not limited to, clause 6.1 survive the execution of this agreement.

7.       UNDERTAKINGS

         7.1.     TERM OF UNDERTAKINGS

                  The undertakings in this clause 7 continue in full force and effect from the date of this agreement until all Outstanding Moneys under all Loan Agreements have been repaid.

         7.2.     GENERAL UNDERTAKINGS

                  Ansell undertakes to:

                  (a) MAINTAIN AUTHORISATIONS: obtain, renew on time and comply with the terms of, each Authorisation necessary for it to enter into this agreement to which it is a party, to observe its obligations and exercise its rights under them and to allow them to be enforced;

                  (b) INCORRECT REPRESENTATIONS OR WARRANTY: notify PDH if any representation or warranty made by it or on its behalf in connection with this agreement is found to be incorrect or misleading;

                  (c) RANKING: ensure that at all times its obligations under this agreement rank at least equally with all its other senior unsecured indebtedness except liabilities mandatorily preferred by law;

                  (d) STATUS CERTIFICATES: on request from PDH, give PDH a certificate signed by a director of Ansell which states whether an Event of Default or Potential Event of Default continues unremedied; and

                  (e) NOTIFY DETAILS OF EVENTS OF DEFAULT OR POTENTIAL EVENT OF DEFAULT: if an Event of Default or Potential Event of Default occurs, promptly notify PDH giving full details of the event and any step taken or proposed to remedy it.

         7.3.     NEGATIVE PLEDGE AND DISPOSAL OF ASSETS

                  Whilst PDH has any obligations under this agreement, any Lender has any obligation to lend any moneys under any Loan Agreement or there are any Outstanding Moneys under any Loan Agreement, Ansell must not, and must ensure that each Ansell Subsidiary does not:

                  (a) deal with, sell or otherwise dispose of or part with possession of;

                  (b) create, permit, suffer to exist, or agree to, any Encumbrance, other than any Encumbrance existing on the date hereof and an Encumbrance in favour of PDH or a Lender, over; or

                  (c)      attempt to do anything listed in clauses 7.3(a) and
                           (b) in respect of,

                  any of its assets or the assets of an Ansell Subsidiary, except in the ordinary course of its ordinary business, without the prior written consent of PDH.

         7.4.     FINANCIAL INDEBTEDNESS

                  Ansell must not, and must ensure that each of its Subsidiaries does not, incur Financial Indebtedness other than:

                  (a)      under a Loan Agreement; or

                  (b)      with the prior written consent of PDH.

         7.5.     APPLICATION OF SURPLUS CASH

                  Ansell must and must ensure that each of its Subsidiaries applies surplus cash either:

                  (a) by placing the same on deposit with PDH or any Lender;

                  (b) by placing the sum on deposit with any other person approved by PDH; or

                  (c) in reduction of Outstanding Moneys under applicable Loan Agreements.

8.       EVENTS OF DEFAULT

         8.1.     EVENTS OF DEFAULT

                  An Event of Default occurs if:

                  (a) NON PAYMENT: a Borrower does not pay any money payable under a Loan Agreement in accordance with the relevant Loan Agreement;

                  (b) ENFORCEMENT OF JUDGMENT: distress is levied or a judgment, order or Encumbrance is enforced, or becomes enforceable against any property of a Borrower and there is likely, in the reasonable opinion of PDH, to be a Material Adverse Effect;

                  (c) INCORRECT REPRESENTATION OR WARRANTY: a representation or warranty made or taken to be made by or on behalf of Ansell under this agreement or a Borrower in or in connection with a Loan Agreement is found to be incorrect or misleading when made or taken to be made and, if the relevant fact or circumstance can be remedied, it is not remedied within 5 Business Days after a notice from PDH to Ansell specifying the representation and warranty concerned;

                  (d) CEASING BUSINESS: Ansell or a Borrower stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things except to reconstruct or amalgamate while solvent on terms approved by PDH;

                  (e) INVESTIGATION: a person is appointed under legislation to investigate or manage any part of the affairs of Ansell or a Borrower and the outcome of the investigation or appointment to manage is likely, in the reasonable opinion of PDH, to have a Material Adverse Effect;

                  (f) VOID DOCUMENT: this agreement or a Loan Agreement is or becomes wholly or partly (in a material part) void, voidable or unenforceable, or is claimed to be so by Ansell or a Borrower or by anyone on behalf of Ansell or a Borrower and with its authority, and alternative documents or other arrangements acceptable to PDH have not been entered into within 20 days after Ansell or the relevant Borrower (as the case may be) becomes aware of the matter of concern;

                  (g) MATERIAL ADVERSE CHANGE: a change occurs in the business, assets or financial condition of Ansell or a Borrower, which is likely, in the reasonable opinion of PDH, to have a Material Adverse Effect;

                  (h) CROSS DEFAULT: any present or future, or actual, prospective or contingent, indebtedness of Ansell or a Borrower in respect of any financial accommodation (other than under this agreement or a Loan Agreement) including, but not limited to, moneys payable under a guarantee:

                           (1) is or becomes due and payable or is or becomes capable of being declared due and payable before the due date for payment; or

                           (2) is not paid when due or upon the expiration of any period of grace which may apply;

                  (i) ENCUMBRANCE: any Encumbrance is or becomes enforceable against any asset of Ansell or any Ansell Subsidiary;

                  (j)      VITIATION OF THIS AGREEMENT:

                           (1) all or any part of any provision of this agreement or any Loan Agreement is or becomes illegal, void, voidable, unenforceable or otherwise of limited force or effect;

                           (2) any person becomes entitled to terminate, rescind or avoid all or any material part or material provision of this agreement or any Loan Agreement;

                           (3) any person other than PDH or a Lender alleges or claims that an event as described in clause 8.1(j)(1) has occurred or that it is entitled as described in clause 8.1(j)(2); or

                           (4) the execution, delivery or performance of this agreement or any Loan Agreement violates, breaches or results in a contravention of any law, regulation or Authorisation;

                  (k) CHANGE IN CONTROL: Pacific Dunlop Limited ceases to hold directly or indirectly at least 51% of the issued stock in Ansell;

                  (l) VOLUNTARY INSOLVENCY: Ansell or any Ansell Subsidiary incorporated in the United States of America commences a voluntary case or other proceeding seeking liquidation, reorganisation or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or any substantial part of its undertaking, property or assets, or consenting to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or making a general assignment for the benefit or creditors, or failing generally to pay its debts as they become due, or taking any corporate action to authorize any of the foregoing; or

                  (m) INVOLUNTARY INSOLVENCY: an involuntary case or other proceeding being commenced against Ansell or any Ansell Subsidiary incorporated in the United States of America seeking liquidation, reorganisation or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or all or any substantial party of its undertaking, property or assets, and such involuntary case or other proceeding remaining undismissed, unnullified, unstayed or otherwise effective for a period of 90 days or an order for relief being entered against relevant person under United States of America federal bankruptcy laws as now or hereafter in effect;

                  (n) WINDING UP: a petition is presented or application is made and is not withdrawn or dismissed or stayed within 21 days or an order is made for the winding-up or administration of any Borrower which is not incorporated within the United States of America, or an effective resolution is passed for the winding-up of any such Borrower;

                  (o) ADMINISTRATOR: an administrative receiver, receiver, manager or administrator is appointed or an encumbrancer takes possession of all or a substantial part of the undertaking, property or assets of any Borrower, and is not paid out or discharged within 60 days after such appointment or taking possession;

                  (p) ANALOGOUS PROCEEDINGS: anything analogous and having substantially similar effect to any of the events specified in paragraphs (l) to (o) happens under the laws of the jurisdiction of incorporation of a Borrower; or

                  (q) ERISA. any ERISA Event shall have occurred or exist with respect to Ansell or any Borrower which subjects Ansell or such Borrower to any tax, penalty, or other liability under or in connection with ERISA in an aggregate amount in excess of $150,000.

         8.2.     CONSEQUENCES OF DEFAULT

                  If an Event of Default occurs, then PDH and each Lender may declare at any time by notice to Ansell or each relevant Borrower that:

                  (a)      Outstanding Moneys in respect of each Loan are:

                           (1)      payable to the relevant Lender on demand; or

                           (2) immediately due for payment to the relevant Lender; and

                  (b) PDH's or the relevant Lender's obligations specified in the notice are terminated.

9.       COSTS AND EXPENSES

         9.1.     COSTS AND EXPENSES

                  Ansell must pay all costs and expenses of PDH and any employee, officer, agent or contractor of PDH in relation to:

                  (a) the negotiation, preparation, execution, delivery and stamping of this agreement;

                  (b) the enforcement, protection or waiver, or attempted or contemplated enforcement or protection, of any rights under this agreement;

                  (c) the consent or approval of PDH given under this agreement; and

                  (d) any enquiry by any Governmental Agency involving Ansell or a Borrower, including, but not limited to, any administration costs of PDH and any legal costs and expenses and any professional consultant's fees for any of the above on a full indemnity basis.

         9.2.     ESTABLISHMENT FEE

                  Ansell must pay to PDH on or before the date of this agreement an establishment fee of US$200,000.

         9.3.     TAX

                  (a) Ansell must pay any Tax incurred or payable by PDH in respect of the execution, delivery, performance, release, discharge, amendment, enforcement or attempted enforcement or otherwise in respect of any of the following:

                           (1)      this agreement;

                           (2) any agreement or document entered into or signed under this agreement including any Loan Agreement; and

                           (3) any transaction contemplated under this agreement or any agreement or document described in clause 9.3(a)(2) including the making of any Loan .

                  (b) Ansell must pay any fine, penalty or other cost in respect of a failure to pay any Tax described in clause 9.3(a) except to the extent that the fine, penalty or other cost is caused by the PDH's failure to lodge money received from Ansell within 10 Business Days before the due date for lodgement.

                  (c) Ansell must indemnify PDH against any amount payable under clause 9.3(a) or 9.3(b) or both.

         9.4.     ADDITIONAL PAYMENTS

                  If:

                  (a) Ansell is required to make a deduction or withholding of Tax from any payment to be made to PDH under this agreement; or

                  (b) PDH is required to pay any Tax concerning any payment it receives from Ansell under this agreement,

                  then Ansell:

                  (c)      must indemnify PDH against that Tax; and

                  (d) must pay to PDH an additional amount which PDH determines to be necessary to ensure that it receives when due a net amount (after payment of any Tax for each additional amount) that is equal to the full amount it would have received had a deduction or withholding or payment of Tax not been made.

10.      GUARANTEE

         10.1.    GUARANTEE

                  In consideration of the agreements on the part of PDH contained in this agreement, Ansell unconditionally and irrevocably guarantees to PDH as agent for and on behalf of each Lender the payment of the Outstanding Moneys due to each Lender under each Loan Agreement.

         10.2.    PAYMENT

                  If Outstanding Moneys under any Loan Agreement are not paid when due, Ansell must immediately on demand from PDH pay to PDH for the account of the relevant Lender those Outstanding Moneys in the same manner and currency as those Outstanding Moneys are required to be paid under the relevant Loan Agreement.

         10.3.    AMOUNT OF SECURED MONEYS

                  (a) This clause 10 applies to the Outstanding Moneys under present and future Loan Agreements.

                  (b) The obligations of Ansell under this clause 10 extend to any increase in the Outstanding Moneys as a result of:

                           (1) any amendment, supplement, renewal or replacement of any Loan Agreement; or

                           (2)      the occurrence of any other thing.

                  (c)      Clause 10.3(b):

                           (1) applies regardless of whether Ansell is aware of or consented to or is given notice of any amendment, supplement, renewal or replacement of any Loan Agreement or the occurrence of any other thing; and

                           (2) does not limit the obligations of Ansell under this clause 10.

         10.4.    PROOF BY PDH

                  In the event of the liquidation of a Borrower, Ansell authorises PDH on behalf of each relevant Lender to prove for all moneys which Ansell has paid or is or may be obliged to pay under any this agreement, other document or agreement or otherwise in respect of any Outstanding Moneys.

         10.5.    AVOIDANCE OF PAYMENTS

                  (a) If any payment, conveyance, transfer or other transaction relating to or affecting any Outstanding Moneys is:

                           (1) void, voidable or unenforceable in whole or in part; or

                           (2)      is claimed to be void, voidable or
                                    unenforceable and that claim is upheld,
                                    conceded or compromised in whole or in part, the liability of Ansell under this clause 10 and any Power is the same as if:

                           (3) that payment, conveyance, transfer or transaction (or the void, voidable or unenforceable part of it); and

                           (4) any release, settlement or discharge made in reliance on any thing referred to in clause 10.5(a)(3),

                           had not been made and Ansell must immediately take all action and sign all documents necessary or required by PDH to restore to PDH and each Lender the benefit of this clause 10.

                  (b) Clause 10.5(a) applies whether or not PDH or any Lender knew, or ought to have known, of anything referred to in that clause 10.5(a).

         10.6.    INDEMNITY FOR AVOIDANCE OF OUTSTANDING MONEYS

                  (a) If any of the Outstanding Moneys (or moneys which would have been Outstanding Moneys had they not been irrecoverable) are irrecoverable by any Lender:

                           (1)      from any Borrower; or

                           (2)      from Ansell on the footing of a guarantee,

                           Ansell unconditionally and irrevocably and, as a separate and principal obligation:

                           (3) indemnifies each Lender against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by each Lender in relation to the non- payment of those moneys; and

                           (4) must pay to PDH for the account of each relevant Lender an amount equal to those moneys.

                  (b) Clause 10.6(a) applies to Outstanding Moneys (or moneys which would have been Outstanding Moneys had they not been irrecoverable) which are or may be irrecoverable irrespective of whether:

                           (1) they are or may be irrecoverable by reason of any event described in clause 10.11;

                           (2) they are or may be irrecoverable by reason of any other fact or circumstance whatsoever;

                           (3) the transactions or any of them relating to those moneys are void or illegal or avoided or otherwise unenforceable; and

                           (4) any matters relating to Outstanding Moneys are or should have been within the knowledge of PDH or any Lender.

         10.7.    NO OBLIGATION TO MARSHAL

                  Neither PDH nor any Lender is required to marshal or to enforce or apply under or appropriate, recover or exercise:

                  (a) any Encumbrance, guarantee or other document or agreement held, at any time, by or on behalf of PDH or any Lender; or

                  (b) any money or asset which that Lender, at any time, holds or is entitled to receive.

         10.8.    NON-EXERCISE OF ANSELL'S RIGHTS

                  Ansell must not exercise any rights it may have inconsistent with this clause 10.

         10.9.    PRINCIPAL AND INDEPENDENT OBLIGATION

                  (a)      This clause 10 is:

                           (1) a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation; and

                           (2) independent of and not in substitution for or affected by any Encumbrance which PDH or any Lender may hold in respect of any Outstanding Moneys or any obligations of any Borrower or any other person.

                  (b)      This clause 10 is enforceable against Ansell:

                           (1)      without first having recourse to any
                                    Encumbrance;

                           (2)      whether or not PDH or any Lender has:

                                    (A)      made demand upon any Borrower; or

                                    (B)      given notice to any Borrower or any
                                             other person in respect of any
                                             thing; or

                                    (C)      taken any other steps against any
                                             Borrower or any other person;

                           (3) whether or not any Outstanding Moneys is due; and

                           (4)      despite the occurrence of any event
                                    described in clause 10.11.

         10.10.   SUSPENSE ACCOUNT

                  (a) PDH and each Lender may apply to the credit of a suspense account:

                           (1)      any amounts received under this clause 10;

                           (2) any dividends, distributions or other amounts received in respect of the Outstanding Moneys in any liquidation; and

                           (3) any other amounts received from any other person in respect of the Outstanding Moneys.

                  (b) PDH and each Lender may retain the amounts in the suspense account for as long as it determines and is not obliged to apply them in or towards satisfaction of the Outstanding Moneys.

         10.11.   UNCONDITIONAL NATURE OF OBLIGATIONS

                  (a) This clause 10 and the obligations of Ansell are not released or discharged or otherwise affected by anything which but for this provision might have that effect, including, but not limited to:

                           (1) the grant to any Borrower or any other person of any time, waiver, covenant not to sue or other indulgence;

                           (2) the release (including without limitation a release as part of any novation) or discharge of any Borrower or any other person;

                           (3) the cessation of the obligations, in whole or in part, of any Borrower or any other person under any Loan Agreement or any other document or agreement;

                           (4) the liquidation of any Borrower or any other person;

                           (5) any arrangement, composition or compromise entered into by PDH, any Lender, any Borrower or any other person;

                           (6) any Loan Agreement or any other document or agreement being in whole or in part illegal, void, voidable, avoided, unenforceable or otherwise of limited force or effect;

                           (7) any extinguishment, failure, loss, release, discharge, abandonment, impairment, compound, composition or compromise, in whole or in part of any Loan Agreement or any other document or agreement;

                           (8) any Encumbrance being given to PDH or any Lender by any Borrower or any other person;

                           (9) any alteration, amendment, variation, supplement, renewal or replacement of any Loan Agreement or any other document or agreement;

                           (10) any moratorium or other suspension of any Power;

                           (11) PDH or any Lender exercising or enforcing, delaying or refraining from exercising or enforcing, or being not entitled or unable to exercise or enforce any Power;

                           (12) PDH or any Lender obtaining a judgment against any Borrower or any other person for the payment of any Outstanding Moneys;

                           (13) any transaction, agreement or arrangement that may take place with PDH, any Lender, any Borrower or any other person;

                           (14) any payment to PDH or any Lender, including any payment which at the payment date or at any time after the payment date is in whole or in part illegal, void, voidable, avoided or unenforceable;

                           (15) any failure to give effective notice to any Borrower or any other person of any default under any Loan Agreement or any other document or agreement;

                           (16)     any legal limitation, disability or
                                    incapacity of any Borrower or of any other person;

                           (17) any breach of any Loan Agreement or any other document or agreement;

                           (18) the acceptance of the repudiation of, or termination of, any Loan Agreement or any other document or agreement;

                           (19) any Outstanding Moneys being irrecoverable for any reason;

                           (20) any disclaimer by any Borrower or any other person of any Loan Agreement or any other document or agreement;

                           (21) any assignment, novation, assumption or transfer of, or other dealing with, any Powers or any other rights or obligations under any Loan Agreement or any other document or agreement;

                           (22) the opening of a new account of any Borrower with PDH or any Lender or any transaction on or relating to the new account;

                           (23) any prejudice (including, but not limited to, material prejudice) to any person as a result of:

                                    (A)      any thing done, or omitted by PDH,
                                             any Lender, any Borrower or any
                                             other person;

                                    (B)      PDH, any Lender or any other person
                                             selling or realising any property
                                             the subject of an Encumbrance at
                                             less than the best price;

                                    (C)      any failure or neglect by PDH, any
                                             Lender, a Receiver, Attorney or any
                                             other person to recover any
                                             Outstanding Moneys from any
                                             Borrower or by the realisation of
                                             any property the subject of an
                                             Encumbrance; or

                                    (D)      any other thing;

                           (24) the receipt by PDH or any Lender of any dividend, distribution or other payment in respect of any liquidation; or

                           (25) any other act, omission, matter or thing whatsoever whether negligent or not.

                  (b)      Clause 10.11(a) applies irrespective of:

                           (1) the consent or knowledge or lack of consent or knowledge, of PDH or any Lender, any Borrower or any other person of any event described in clause 10.11(a); or

                           (2)      any rule of law or equity to the contrary.

         10.12.   NO COMPETITION

                  (a) Until all Outstanding Moneys have been fully paid and this clause 10 has been finally discharged, Ansell is not entitled to:

                           (1)      be subrogated to PDH or any Lender;

                           (2)      claim or receive the benefit of:

                                    (A)      any Encumbrance, other document or
                                             agreement of which PDH or any
                                             Lender has the benefit;

                                    (B)      any moneys held by PDH or any
                                             Lender; or

                                    (C)      any Power;

                           (3) subject to clause 10.12(b) either directly or indirectly to prove in, claim or receive the benefit of any distribution, dividend or payment arising out of or relating to the liquidation of any Borrower liable to pay any Outstanding Moneys;

                           (4) make a claim or exercise or enforce any right, power or remedy (including, but not limited to, under Encumbrance or by way of contribution) against any Borrower liable to pay any Outstanding Moneys;

                           (5) accept, procure the grant of or allow to exist any Encumbrance in favour of Ansell from any Borrower liable to pay any Outstanding Moneys;

                           (6) exercise or attempt to exercise any right of set-off against, or realise any Encumbrance taken from, any Borrower liable to pay any Outstanding Moneys; or

                           (7) raise any defence or counterclaim in reduction or discharge of its obligations under this clause 10.

                  (b) If required by PDH or any Lender, Ansell must prove in any liquidation of any Borrower liable to pay any Outstanding Moneys for all moneys owed to Ansell.

                  (c) Ansell must not do or seek, attempt or purport to do anything referred to in clause 10.12(a).

         10.13.   CONTINUING GUARANTEE

                  This clause 10 is a continuing obligation of Ansell, despite:

                  (a)      any settlement of account; or

                  (b)      the occurrence of any other thing,

                  and remains in full force and effect until:

                  (c)      all Outstanding Moneys have been paid in full; and

                  (d) this clause 10 has been finally discharged by PDH on behalf of all Lenders.

         10.14.   VARIATION

                  This clause 10 extends to cover the Loan Agreements as amended, varied or replaced, whether with or without the consent of Ansell, including, but not limited to, any increase in the limit or maximum principal amount available under a Loan Agreement.

11.      INTEREST ON OVERDUE AMOUNTS

         11.1.    PAYMENT OF INTEREST

                  Ansell must pay interest on:

                  (a) any of the moneys due and payable by it under clause 10, but unpaid; and

                  (b)      on any interest payable but unpaid under clause 11.

         11.2.    ACCRUAL OF INTEREST

                  The interest payable under this clause 11:

                  (a) accrues from day to day from and including the due date for payment up to the actual date of payment, before and, as an additional and independent obligation, after any judgment or other thing into which the liability to pay such moneys becomes merged; and

                  (b)      may be capitalised at 30 day intervals.

         11.3.    RATE OF INTEREST

                  The rate of interest payable under this clause 11 is the higher of:

                  (a)      Prime Rate:

                           (1) on the date that moneys became due and payable under clause 10; and

                           (2) on each date which is 30 days after the immediately preceding date on which the Prime Rate was determined under this clause 11.3(a); and

                  (b) the rate fixed or payable under a judgment or other thing referred to in clause 11.2(a).

         11.4.    PAYMENT OF INTEREST

                  Interest payable under this clause is payable on demand by PDH.

12.      ASSIGNMENT

         12.1.    ASSIGNMENT BY ANSELL

                  Ansell must not transfer or assign any of its rights or obligations under this agreement without the prior written consent of PDH.

         12.2.    ASSIGNMENT BY PDH

                  PDH must not assign any of its rights or transfer by novation any of its rights and obligations under this agreement except to an affiliate of PDH without the prior written consent of Ansell, which consent must not be unreasonably withheld.

13.      GENERAL

         13.1.    NOTICES

                  (a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to this agreement:

                          (1) must be in legible writing and in English addressed as shown below:

                                 (A)  if to PDH:

                                      Address:    Pacific Dunlop Holdings Inc.
                                                  6121 Lakeside Drive
                                                  Suite 200
                                                  Reno, Nevada  89511
                                      Attention:  Stephen C. Geerling
                                      Facsimile:  775-824-4626

                                 (B)  if to Ansell:

                                      Address:    Ansell Healthcare Incorporated
                                                  200 Schulz Drive
                                                  Red Bank, New Jersey  07701
                                      Attention:  President
                                      Facsimile:  732-345-5353

                                 or as specified to the sender by any party by notice;

                          (2) where the sender is a company, must be signed on behalf of the sender;

                          (3) is regarded as being given by the sender and received by the addressee:

                                 (A)      if by delivery in person, when
                                          delivered to the addressee;

                                 (B)      if by post, [10] Business Days from
                                          and including the date of postage;
                                          or

                                 (C)      if by facsimile transmission,
                                          whether or not legibly received,
                                          when transmitted to the addressee,

                                 but if the delivery or receipt is on a day which is not a Business Day or is after 4.00pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

                          (4) can be relied upon by the addressee and the addressee is not liable to any other person for any consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

                 (b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 24 hours after the transmission is received or regarded as received under clause 13.1(a)(3) and informs the sender that it is not legible.

                 (c) In this clause 13.1, a reference to an addressee includes a reference to an addressee's officers, agents or employees or any person reasonably believed by the sender to be an officer, agent, or employee of the addressee.

        13.2.    GOVERNING LAW AND JURISDICTION

                 This agreement is governed by, and construed in accordance with, the internal laws of the State of Delaware.

         13.3.    PROHIBITION AND ENFORCEABILITY

                  (a) Any provision of, or the application of any provision of, this agreement or any Power which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

                  (b) Any provision of, or the application of any provision of, this agreement which is void, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in any other jurisdiction or of the remaining provisions in that or any other jurisdiction.

         13.4.    WAIVERS

                  (a) Waiver of any right arising from a breach of this agreement or of any Power arising upon default under this agreement or upon the occurrence of an Event of Default must be in writing and signed by the party granting the waiver.

                  (b) A failure or delay in exercise, or partial exercise, of:

                           (1) a right arising from a breach of this agreement or the occurrence of an Event of Default; or

                           (2) a Power created or arising upon default under this agreement or upon the occurrence of an Event of Default,

                          does not result in a waiver of that right or Power.

                  (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right or Power arising from a breach of this agreement or on a default under this agreement or on the occurrence of an Event of Default as constituting a waiver of that right or Power.

                  (d) A party may not rely on any conduct of another party as a defence to exercise of a right or Power by that other party.

                  (e) This clause may not itself be waived except by writing.

         13.5.    VARIATION

                  A variation of any term of this agreement must be in writing and signed by the parties.

         13.6.    CUMULATIVE RIGHTS

                  The Powers are cumulative and do not exclude any other right, power, authority, discretion or remedy of PDH.

         13.7.    CERTIFICATES OF PDH

                  (a) A certificate under the hand of an officer of PDH detailing the amount of the Outstanding Moneys due and payable under this agreement or under any Loan Agreement whether currently due and payable or not is sufficient evidence unless the contrary is proved.

                  (b) A certificate under the hand of an officer of PDH stating the opinion of PDH as to any thing is sufficient evidence of that opinion at the date stated on the certificate or failing that as at the date of that certificate unless the contrary is proved.

         13.8.    COUNTERPARTS

                  (a) This agreement may be executed in any number of counterparts.

                  (b) All counterparts, taken together, constitute one instrument.

                  (c) A party may execute this agreement by signing any counterpart.

         This Agreement is entered into between the parties hereto for the uses and purpose hereinabove set forth as of the date first above written.

                                    ANSELL HEALTHCARE INCORPORATED



                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------



                                    PACIFIC DUNLOP HOLDINGS INC.



                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------

SCHEDULE 1 - CONDITIONS PRECEDENT

CLAUSE 3.1

                  PDH must have received all of the following in a form and substance satisfactory to PDH:

                  (a)      a certified copy of:

                           (1) an extract of the minutes of a meeting of the board of directors of Ansell which evidences the resolutions authorising the signing and delivery of and observance of obligations under the agreement and which acknowledges that the agreement will benefit Ansell; and

                           (2) each instrument which evidence any other necessary corporate or other action in connection with the agreement; and

                  (b) a certificate of Ansell certifying that attached thereto are true and correct copies of all governmental and regulatory authorisations and approvals required for the due execution, delivery and performance of this agreement; and

                  (c) a certificate of Ansell certifying that attached thereto are true and correct copies of the Certificate of Incorporation and the By-laws of Ansell, in each case in effect on such date.

                                    EXHIBIT A





                             FORM OF LOAN AGREEMENT







                                [TO BE ATTACHED]